Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated June 18, 2025, with respect to our audits of Edison Oncology Holding Corp. and subsidiaries’ (the “Company”) consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended, in the Company’s Form S-1. Our report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

Irvine, California

January 16, 2026